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EXHIBIT 23.   CONSENT OF INDEPENDENT ACCOUNTANTS.

We consent to the incorporation by reference in the registration statement of Hercules Incorporated on Form S-8 (Registration No. 33-21667) of our report dated June 25,1998 on our audits of the financial statements of Hercules Incorporated Employee Savings Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.





Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania  19103
June 25,1998